Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2010

GREENWICH, Conn.--(BUSINESS WIRE)--August 3, 2010--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the second quarter of 2010 of $20.6 million, compared with net income of $7.4 million in the second quarter of 2009. GWI's diluted earnings per share (EPS) in the second quarter of 2010 were $0.49 with 41.7 million weighted average shares outstanding, compared with diluted EPS of $0.20 with 36.9 million weighted average shares outstanding in the second quarter of 2009.

In June 2009, GWI announced that its subsidiary, Huron Central Railway Inc. (HCRY), intended to cease operations. As a result, GWI’s results in the second quarter of 2009 included a non-cash write-down of HCRY’s non-current assets of $6.7 million and related charges of $2.3 million, partially offset by a tax benefit of $3.6 million (net after-tax impact of $5.4 million, or $0.15 per diluted share). GWI has continued to operate HCRY under a temporary operating agreement that terminates in mid-August 2010, unless renewed by the affected parties.

Results from Continuing Operations

In the second quarter of 2010, GWI's total revenues increased $28.4 million, or 21.8%, to $158.5 million, compared with $130.1 million in the second quarter of 2009. During the second quarter of 2010, the appreciation of the Australian and Canadian dollars versus the U.S. dollar, partially offset by the depreciation of the Euro versus the U.S. dollar, increased revenues by $4.2 million. Excluding the impact of foreign currency, GWI’s revenues increased $24.2 million, or 18.6%.

Freight revenues in the second quarter of 2010 increased by $20.9 million, or 26.4%, to $100.2 million, compared with $79.3 million in the second quarter of 2009. During the second quarter of 2010, the appreciation of the Australian and Canadian dollars versus the U.S. dollar increased freight revenues by $2.1 million. Excluding foreign currency appreciation, GWI’s freight revenues increased by $18.8 million, or 23.7%.

GWI's traffic in the second quarter of 2010 was 217,029 carloads, an increase of 28,840 carloads, or 15.3%, compared with the second quarter of 2009. The traffic increase in the second quarter of 2010 was principally due to increases of 9,336 carloads of metals traffic, 7,630 carloads of other traffic and 7,314 carloads of farm and food products traffic. All other traffic increased by a net 4,560 carloads.

Average freight revenues per carload increased 9.6% in the second quarter of 2010. The appreciation of the Australian and Canadian dollars versus the U.S. dollar increased average revenues per carload by 2.9% and higher fuel surcharges increased average revenues per carload by 2.2%, partially offset by changes in commodity mix that reduced average revenues per carload by 0.3%. Excluding these factors, average revenues per carload increased 4.8%.

GWI’s non-freight revenues in the second quarter of 2010 increased $7.5 million, or 14.8%, to $58.3 million compared with $50.8 million in the second quarter of 2009. The increase in non-freight revenues included a $2.1 million increase due to the appreciation of the Australian and Canadian dollars versus the U.S. dollar, partially offset by the depreciation of the Euro versus the U.S. dollar. Excluding the impact of foreign currency, GWI’s non-freight revenues increased $5.4 million, or 10.6%.

GWI's operating income in the second quarter of 2010 was $37.9 million, an increase of $23.2 million compared with $14.6 million in the second quarter of 2009. The operating ratio, defined as operating expenses divided by operating revenues, was 76.1% in the second quarter of 2010 compared with an operating ratio of 88.7% in the second quarter of 2009. In the second quarter of 2010, operating income benefited from $1.4 million in gains on the sale of assets, partially offset by FreightLink acquisition-related expenses to date of $1.2 million. In the second quarter of 2009, operating income was reduced by $9.0 million due to the write-down of HCRY's non-current assets and related charges and $1.4 million due to legal expenses associated with an arbitration proceeding, partially offset by $2.3 million in gains on the sale of assets and an insurance recovery. Excluding these items, GWI's operating ratio was 76.2% in the second quarter of 2010, compared with an operating ratio of 82.5% in the second quarter of 2009, an improvement of 6.3 percentage points. (1)

Six Month Consolidated Results – Continuing Operations

For the six months ended June 30, 2010, GWI reported income from continuing operations of $36.7 million, a 66.4% increase over $22.0 million for the six months ended June 30, 2009. GWI's diluted earnings per share from continuing operations were $0.88 for the six months ended June 30, 2010 (with 41.6 million weighted average shares outstanding), a 46.7% increase over $0.60 for the six months ended June 30, 2009 (with 36.6 million weighted average shares outstanding).

GWI’s 2009 results included a net tax benefit of $4.4 million (or $0.12 per diluted share) associated with the short line tax credit that expired December 31, 2009 and a net loss of $5.4 million (or $0.15 per diluted share) from the write-down of HCRY’s non-current assets and related charges.

Comments from the Chief Executive Officer

John C. Hellmann, President and CEO, commented, “GWI’s financial results for the second quarter of 2010 were excellent, as revenues increased 22% and our operating ratio of 76% was the best in company history. Our adjusted operating income (1) increased more than 66% in the second quarter and we have now generated $67 million of free cash flow (2) in the first six months of 2010. As our rail traffic has improved, our regional management has done an outstanding job of controlling costs and maintaining the safety and operating efficiency of our railroads.”

“While macro-economic trends in North America and Europe continue to be uncertain, GWI’s shipments have improved and remained stable since March 2010. Meanwhile, our Australian business continues to perform well and we anticipate doubling the size of that franchise with the acquisition of FreightLink in the fourth quarter of this year.”

Free Cash Flow from Continuing Operations (2) ($ in millions)	Six Months Ended June 30,
	2010	2009

Net cash provided by operating activities	$73.8	$44.1
Net cash used in investing activities	(7.1)	(26.1)
Net cash (received)/paid for divestitures/acquisitions (a)	(0.2)	5.8
Free cash flow (2)	$66.5	$23.8

(a) The 2010 period included $0.2 million in net cash received from the sale of our investment in South America. The 2009 period included: 1) $4.8 million in net cash paid for final working capital adjustments related to the acquisition of the Ohio Central Railroad System and 2) $1.0 million in net cash paid for contingent consideration related to the Rotterdam Rail Feeding B.V. acquisition.

GWI’s continuing operations generated free cash flow of $66.5 million and $23.8 million for the six months ended June 30, 2010 and 2009, respectively. For the six months ended June 30, 2010 and 2009, changes in working capital decreased net cash flow from operating activities by $0.7 million and $6.4 million, respectively.

Net cash used in investing activities for the six months ended June 30, 2010, included $28.6 million in purchases of property and equipment, partially offset by $18.0 million in grant proceeds received from outside parties and $3.3 million from sales of assets. Net cash used in investing activities in the six months ended June 30, 2009, included $37.7 million in purchases of property and equipment, partially offset by $8.9 million in grant proceeds received from outside parties and $2.9 million from insurance recovery proceeds.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the second quarter will be held Tuesday, August 3, 2010, at 10 a.m. EDT. The dial-in number for the teleconference is (800) 288-8960; outside U.S., call (612) 332-0107, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Second Quarter Earnings Audio Webcast." Management will be referring to a slide presentation, which includes guidance, that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EDT on August 3, 2010, until the following quarter’s results are posted. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 3, 2010, by dialing (800) 475-6701 (or outside U.S., dial (320) 365-3844). The access code is 121475.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands. Operations currently include 62 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,400 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others including but not limited to, those noted in our 2009 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) The operating income and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using operating expenses and operating revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

OPERATING REVENUES	$158,453	$130,055	$304,032	$268,513

OPERATING EXPENSES	120,580	115,415	236,053	227,773
INCOME FROM OPERATIONS	37,873	14,640	67,979	40,740

INTEREST INCOME	471	243	894	425
INTEREST EXPENSE	(5,411)	(7,094)	(10,773)	(14,274)
OTHER (EXPENSE)/INCOME, NET	(175)	1,202	275	1,244

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	32,758	8,991	58,375	28,135

PROVISION FOR INCOME TAXES	12,067	873	21,708	6,036

INCOME FROM CONTINUING OPERATIONS	20,691	8,118	36,667	22,099

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(56)	(636)	(72)	(669)

NET INCOME	20,635	7,482	36,595	21,430

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	(67)	-	(68)

NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$20,635	$7,415	$36,595	$21,362

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.53	$0.24	$0.95	$0.65
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	(0.02)	-	(0.02)
BASIC EARNINGS PER COMMON SHARE	$0.53	$0.22	$0.95	$0.63

WEIGHTED AVERAGE SHARES - BASIC	38,831	34,053	38,711	33,762

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.50	$0.22	$0.88	$0.60
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	(0.02)	-	(0.02)
DILUTED EARNINGS PER COMMON SHARE	$0.49	$0.20	$0.88	$0.58

WEIGHTED AVERAGE SHARES - DILUTED	41,723	36,907	41,595	36,641

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND DECEMBER 31, 2009
(In thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2010	2009

CURRENT ASSETS:
Cash and cash equivalents	$159,291	$105,707
Accounts receivable, net	101,816	109,931
Materials and supplies	8,948	8,939
Prepaid expenses and other	15,056	13,223
Deferred income tax assets, net	15,159	15,161
Current assets of discontinued operations	203	282
Total current assets	300,473	253,243

PROPERTY AND EQUIPMENT, net	1,015,175	1,024,297
GOODWILL	158,666	161,208
INTANGIBLE ASSETS, net	240,409	244,464
DEFERRED INCOME TAX ASSETS, net	2,754	3,122
OTHER ASSETS, net	12,332	10,698
Total assets	$1,729,809	$1,697,032

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$27,902	$27,818
Accounts payable	103,692	104,813
Accrued expenses	43,399	38,181
Deferred income tax liabilities, net	867	971
Current liabilities of discontinued operations	4	11
Total current liabilities	175,864	171,794

LONG-TERM DEBT, less current portion	407,827	421,616
DEFERRED INCOME TAX LIABILITIES, net	254,753	244,924
DEFERRED ITEMS - grants from outside parties	145,719	146,345
OTHER LONG-TERM LIABILITIES	25,016	23,476

TOTAL EQUITY	720,630	688,877
Total liabilities and equity	$1,729,809	$1,697,032

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36,595	$21,430
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	72	669
Depreciation and amortization	24,900	23,423
Compensation cost related to equity awards	3,694	2,826
Excess tax benefits from share-based compensation	(969)	(1,114)
Deferred income taxes	12,063	(872)
Net (gain)/loss on sale and impairment of assets	(1,848)	4,650
Gain on insurance recovery	-	(500)
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(5,796)	10,178
Materials and supplies	(314)	231
Prepaid expenses and other	(1,989)	1,807
Accounts payable and accrued expenses	8,526	(18,232)
Other assets and liabilities, net	(1,155)	(391)
Net cash provided by operating activities from continuing operations	73,779	44,105
Net cash used in operating activities from discontinued operations	(87)	(28)
Net cash provided by operating activities	73,692	44,077

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(28,599)	(37,670)
Grant proceeds from outside parties	17,986	8,895
Cash paid for acquisitions, net of cash acquired	-	(5,780)
Insurance proceeds for the replacement of assets	-	2,900
Proceeds from the sale of investment in South America	208	-
Proceeds from disposition of property and equipment	3,293	5,551
Net cash used in investing activities from continuing operations	(7,112)	(26,104)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(13,637)	(200,450)
Proceeds from issuance of long-term debt	-	98,000
Debt amendment costs	(1,641)	-
Proceeds from employee stock purchases	5,219	4,437
Treasury stock purchases	(846)	(434)
Stock issuance proceeds, net of stock issuance costs	-	107,027
Excess tax benefits from share-based compensation	969	1,114
Net cash (used in)/provided by financing activities from continuing operations	(9,936)	9,694

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,147)	3,360

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	87	(303)

INCREASE IN CASH AND CASH EQUIVALENTS	53,584	30,724
CASH AND CASH EQUIVALENTS, beginning of period	105,707	31,693
CASH AND CASH EQUIVALENTS, end of period	$159,291	$62,417

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$100,194	63.2%	$79,296	61.0%
Non-freight	58,259	36.8%	50,759	39.0%

Total revenues	$158,453	100.0%	$130,055	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$51,329	32.4%	$48,156	37.0%
Equipment rents	8,266	5.2%	6,903	5.3%
Purchased services	12,895	8.1%	10,006	7.7%
Depreciation and amortization	12,452	7.9%	11,917	9.2%
Diesel fuel used in operations	10,605	6.7%	7,351	5.6%
Diesel fuel sold to third parties	3,910	2.4%	3,104	2.4%
Casualties and insurance	3,123	2.0%	2,880	2.2%
Materials	6,004	3.8%	5,748	4.4%
Net (gain)/loss on sale and impairment of assets	(1,399)	(0.9%)	4,889	3.8%
Gain on insurance recovery	-	0.0%	(500)	(0.4%)
Restructuring charges	-	0.0%	2,288	1.8%
Other expenses	13,395	8.5%	12,673	9.7%

Total operating expenses	$120,580	76.1%	$115,415	88.7%

Functional Classification
Transportation	$45,783	28.9%	$39,942	30.7%
Maintenance of ways and structures	14,057	8.9%	13,336	10.2%
Maintenance of equipment	18,897	11.9%	16,395	12.6%
Diesel fuel sold to third parties	3,910	2.4%	3,104	2.4%
General and administrative	26,880	17.0%	24,044	18.4%
Net (gain)/loss on sale and impairment of assets	(1,399)	(0.9%)	4,889	3.8%
Gain on insurance recovery	-	0.0%	(500)	(0.4%)
Restructuring charges	-	0.0%	2,288	1.8%
Depreciation and amortization	12,452	7.9%	11,917	9.2%

Total operating expenses	$120,580	76.1%	$115,415	88.7%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$189,760	62.4%	$168,462	62.7%
Non-freight	114,272	37.6%	100,051	37.3%

Total revenues	$304,032	100.0%	$268,513	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$101,517	33.4%	$98,154	36.6%
Equipment rents	15,915	5.2%	14,793	5.5%
Purchased services	23,292	7.7%	19,317	7.2%
Depreciation and amortization	24,900	8.2%	23,423	8.7%
Diesel fuel used in operations	21,642	7.1%	16,344	6.1%
Diesel fuel sold to third parties	7,703	2.5%	6,493	2.4%
Casualties and insurance	7,027	2.3%	6,464	2.4%
Materials	11,481	3.8%	11,351	4.2%
Net (gain)/loss on sale and impairment of assets	(1,848)	(0.6%)	4,650	1.7%
Gain on insurance recovery	-	0.0%	(500)	(0.2%)
Restructuring charges	-	0.0%	2,288	0.9%
Other expenses	24,424	8.0%	24,996	9.3%

Total operating expenses	$236,053	77.6%	$227,773	84.8%

Functional Classification
Transportation	$90,399	29.7%	$83,071	30.9%
Maintenance of ways and structures	26,886	8.8%	26,769	10.0%
Maintenance of equipment	35,801	11.8%	33,503	12.5%
Diesel fuel sold to third parties	7,703	2.5%	6,493	2.4%
General and administrative	52,212	17.2%	48,076	17.9%
Net (gain)/loss on sale and impairment of assets	(1,848)	(0.6%)	4,650	1.7%
Gain on insurance recovery	-	0.0%	(500)	(0.2%)
Restructuring charges	-	0.0%	2,288	0.9%
Depreciation and amortization	24,900	8.2%	23,423	8.7%

Total operating expenses	$236,053	77.6%	$227,773	84.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$18,215	44,044	$414	$15,729	42,606	$369
Farm & Food Products	14,955	29,630	505	9,224	22,316	413
Pulp & Paper	13,180	21,570	611	12,147	21,877	555
Metals	12,524	24,836	504	7,745	15,500	500
Minerals & Stone	11,375	34,253	332	10,172	35,321	288
Chemicals-Plastics	9,840	14,262	690	7,879	12,230	644
Lumber & Forest Products	7,609	16,766	454	6,910	15,199	455
Petroleum Products	4,916	6,851	718	4,599	6,911	665
Autos & Auto Parts	2,257	3,013	749	1,188	2,055	578
Other	5,323	21,804	244	3,703	14,174	261

Totals	$100,194	217,029	$462	$79,296	188,189	$421

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$37,338	96,198	$388	$36,846	100,552	$366
Farm & Food Products	27,462	54,525	504	20,028	48,708	411
Pulp & Paper	25,410	41,876	607	25,547	45,963	556
Metals	22,226	44,131	504	17,213	34,838	494
Minerals & Stone	20,776	65,039	319	18,679	66,571	281
Chemicals-Plastics	18,592	26,893	691	16,236	25,038	648
Lumber & Forest Products	14,129	31,424	450	13,526	29,914	452
Petroleum Products	10,290	14,302	719	10,288	14,798	695
Autos & Auto Parts	4,023	5,692	707	2,292	3,763	609
Other	9,514	39,317	242	7,807	32,483	240

Totals	$189,760	419,397	$452	$168,462	402,628	$418

Reconciliation of non-GAAP Financial Measures

This earnings release contains adjusted operating income, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses, and its Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as important measures of GWI’s operating performance. Because management believes this is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three months ended June 30, 2010, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding net gain on sale of assets and FreightLink acquisition-related expenses. The Operating Income and Operating Ratio for the three months ended June 30, 2009, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding net gain on the sale of assets and insurance recovery, legal expenses associated with the resolution of an arbitration proceeding and the Huron Central Railway Inc. (HCRY) impairment and restructuring charges. The Adjusted Operating Income and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Adjusted Operating Ratio may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Income and Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Adjusted Operating Ratios described above ($ in millions):

Three Months Ended
June 30,
2010	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$158.5	$120.6	$37.9	76.1%
Net gain on sale of assets	-	1.4	(1.4)
FreightLink acquisition-related expenses	-	(1.2)	1.2
Adjusted	$158.5	$120.8	$37.7	76.2%

Three Months Ended
June 30,
2009	Operating Revenues	Operating Expenses	Operating Income	Operating Ratio
As reported	$130.1	$115.4	$14.6	88.7%
Net gain on sale of assets and insurance recovery	-	2.3	(2.3)
Legal expenses associated with resolution of an arbitration proceeding	-	(1.4)	1.4
HCRY impairment and restructuring and related charges		(9.0)	9.0
Adjusted	$130.1	$107.3	$22.7	82.5%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding proceeds received from divestitures and the cost of acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Six Months Ended June 30,
	2010	2009

Net cash provided by operating activities from continuing operations	$73.8	$44.1
Net cash used in investing activities from continuing operations	(7.1)	(26.1)
Net cash (received)/paid for divestitures/acquisitions	(0.2)	5.8
Free cash flow	$66.5	$23.8

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722